UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: September 5, 2025 (Date of earliest event reported: September 4, 2025)

RBC BEARINGS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-40840	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

(203) 267-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	RBC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of stockholders held on September 4, 2025, the stockholders (1) elected all of the Company’s nominees for director, (2) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2026, and (3) approved, on an advisory basis, the compensation paid to the Company’s named executive officers.

Shares were voted on these proposals as follows:

Proposal 1. The election of three directors in Class I to serve a term of three years, and one director in Class III to serve a term of one year:

Nominees	For	Against	Withheld	Broker Non-Vote
Daniel A. Bergeron	29,237,569	656,926	6,531	728,707
Barry C. Boyan	29,368,992	525,389	6,645	728,707
Edward D. Stewart	23,031,091	6,863,271	6,664	728,707
Frederick J. Elmy	29,804,544	89,838	6,644	728,707

Proposal 2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2026:

For	Against	Abstain	Broker Non-Vote
30,221,999	401,032	6,702	0

Proposal 3. The approval, on an advisory basis, of the compensation paid to the Company’s named executive officers:

For	Against	Abstain	Broker Non-Vote
24,228,284	5,658,306	14,436	728,707

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 5, 2025

RBC BEARINGS INCORPORATED

By:	/s/ John J. Feeney
Name: John J. Feeney
Title: Vice President, General Counsel & Secretary

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